SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report January 15, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated January 15, 2004.

Item 9. Regulation FD Disclosure

On January 15, 2004, the Company announced the pricing of a public offering of 6,000,000 depositary shares, each representing 1/1,000 of a share of the Company's 7% Cumulative Preferred Stock, Series H, at $25.00 per share. The Company also granted the underwriters an option to purchase an additional 900,000 depositary shares. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: January 15, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 January 15, 2004
Contact:           Mr. Ed Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. announces the pricing of 7% Cumulative Preferred Stock, Series H; Scheduling of its Fourth Quarter Conference Call.

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB), announced today that the Company has priced a public offering, of 6,000,000 depositary shares, each representing 1/1,000 of a share of the Company’s 7% Cumulative Preferred Stock, Series H, at $25.00 per share. The Company also granted the underwriters an option to purchase an additional 900,000 depositary shares. Trading of the depositary shares on the AMEX is expected to begin within 30 days under the symbol PSBPrH. Proceeds from the issuance will be used to repay outstanding short-term debt, consisting of borrowings under the Company's line of credit with Wells Fargo Bank and a portion of a loan from Public Storage, Inc.

Citigroup acted as lead manager of the offering, with Credit Suisse First Boston, A.G. Edwards & Sons, Inc., Morgan Stanley, Wachovia Securities, Bear, Stearns & Co., Inc., Goldman, Sachs & Co., RBC Capital Markets and Wells Fargo Securities, LLC acting as co-managers.

Copies of the final prospectus relating to the offering may be obtained by contacting Citigroup. Please fax requests for prospectuses to Citigroup at (718) 765-6734.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

The Company also announced that it will release its fourth quarter and year end results after market close on Thursday, February 26, 2004. The Company will conduct a teleconference on Friday, February 27, 2004 at 1:00 p.m. E.S.T. Interested parties can participate on the call by calling (800) 399-4409. The conference ID is 5017784. A telephone replay of the call will be available through March 5, 2004 at (800) 642-1687.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office “flex” space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of December 31, 2003, PSB owns approximately 18.4 million net rentable square feet with approximately 3,700 customers located in eight states, concentrated primarily in California (4,967,000 sq. ft.), Florida (3,350,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq. ft.),Virginia (2,621,000 sq. ft.) and Maryland (1,769,000 sq. ft.).